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                                                                      EXHIBIT 11
                            ERGO SCIENCE CORPORATION

                   STATEMENT RE COMPUTATION OF LOSS PER SHARE
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                                                                                             HISTORICAL
                                                                                              WEIGHTED
                                                                                               AVERAGE
                                              TYPE OF SECURITY                                 SHARES
                                              ----------------                                --------

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      COMPANY, FOR THE YEAR ENDED DECEMBER 31, 1994:

        Common stock outstanding beginning of the year...................................       2,500,000
        Issuance of cheap stock(1) ......................................................       1,357,915
        Weighted average common stock issued during period...............................              25
                                                                                                ---------
          Weighted average common shares outstanding ....................................       3,857,940
                                                                                                =========

      COMPANY, FOR THE YEAR ENDED DECEMBER 31, 1995:

        Common stock outstanding beginning of the year ..................................       2,500,025
        Issuance of cheap stock(1) ......................................................         743,559
        Weighted average common stock issued during period ..............................         457,192
        Weighted average common stock issued upon public
          offering ......................................................................         102,397
        Weighted average common stock issued from
          conversion of preferred stock to common stock, net ............................         122,080
        Weighted average common stock issued from
          conversion of bridge loan to common stock, net ................................          16,090
        Weighted average common stock issued from common
          stock dividend ................................................................          24,923
                                                                                               ----------
          Weighted average common shares outstanding ....................................       3,966,266
                                                                                               ==========

      COMPANY, FOR THE YEAR ENDED DECEMBER 31, 1996:
        Common stock outstanding beginning of the year ..................................      10,145,580
        Weighted average common stock issued upon public
          offering ......................................................................       1,082,692
        Weighted average common stock issued during period ..............................          20,043
                                                                                               ----------
          Weighted average common shares outstanding ....................................      11,248,315
                                                                                               ==========
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(1)    Pursuant to Securities and Exchange Commission Staff Bulletin No. 83,
       stock options issued during the twelve month period prior to the initial filing date of the Company's Registration Statement at exercise prices below the assumed initial public offering price of $9.00 have been included in the calculation of common equivalent shares using the treasury stock method, as if they were outstanding for all periods presented.